SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

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                                    FORM 8-K

                 CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

                                  June 24, 2003
                Date of Report (date of earliest event reported)

                         Commission File Number 1-13873
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                                 STEELCASE INC.
             (Exact name of registrant as specified in its charter)


               Michigan                                 38-0819050
       (State of incorporation)             (IRS employer identification number)



            901 44th Street,                              49508
         Grand Rapids, Michigan                         (Zip Code)
  (Address of principal executive offices)



                                 (616) 247-2710
                         (Registrant's telephone number)

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ITEM 9.       Regulation FD Disclosure

On June 24, 2003, Steelcase Inc. ("the Company") held a public webcast regarding its first quarter results, which were announced on June 23, 2003.

In response to a question posed during the question and answers portion of the webcast, management communicated two non-GAAP financial measures set forth below, which were not included in the announced first quarter results. Pursuant to the requirements of Regulation G, the Company is providing below a reconciliation of these non-GAAP financial measures to the most directly comparable GAAP financial measure.

- North America gross margin of 22%, excluding restructuring charges. Restructuring charges included $2.9 million of severance costs charged to cost of goods sold. North America gross margin determined on a GAAP basis was $62.3 million or 21%.

- International gross margin of 29.5%, excluding restructuring charges. Restructuring charges included in cost of sales amounted to $7.3 million. International gross margin determined on a GAAP basis was $31.0 million or 23.9%.

Management uses each of the above non-GAAP financial measures in monitoring and evaluating the on-going financial results and trends of the Company. Management believes this information is also useful for investors because the restructuring charges represent transactions that historically have been unusual due to their nature, size or infrequency. As a result, management believes excluding these restructuring charges from the Company's results provides users of the financial statements an important insight into operating results and trends.




                                    SIGNATURE

              Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


                                               STEELCASE INC.

Date: June 24, 2003

                                               /S/ JAMES P. KEANE
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                                               James P. Keane
                                               Senior Vice President
                                               and Chief Financial Officer
                                               (Duly Authorized Officer and
                                               Principal Financial Officer)